Exhibit 10.1

Stock Purchase Agreement

By and Among

NutraLife Biosciences, Inc.;

Lord Global Corporation

And

27 Health, Inc.

Dated as of November 2, 2020

Exhibit A	Certificate of Designations, Preferences and Rights of Series X Convertible Preferred Stock

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STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (together with all exhibits and schedules hereto, this “Agreement”) is entered into as of November 2, 2020 (the “Closing Date”), by and among Lord Global Corporation, a Nevada corporation (the “Company”), 27 Health, Inc., a wholly-owned subsidiary of the Company (“27 Health”) and NutraLife Biosciences, Inc., a Florida corporation (“Buyer”). The Company, 27 Health and Buyer may be collectively referred to herein as the “Parties” and individually as a “Party.” The Company and 27 may be referred to herein individually as a “Company Party” and collectively as the “Company Parties”.

WHEREAS, the Company desires to issue and sell to the Buyer certain shares of the Company’s Series X Convertible Preferred Stock, par value $0.001 (the “Series X Preferred Stock”), each share of which is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Buyer desires to buy certain shares of the Series X Preferred Stock, as set forth herein; and

WHEREAS, the Buyer acknowledges and understands that the shares of Series X Preferred Stock issuable to the Buyer pursuant to this Agreement are subject to the Certificate of Designations, Preferences and Rights of Series X Convertible Preferred Stock filed with the State of Nevada on November 2, 2020, a copy of which is attached hereto as Exhibit A (the “Series X Certificate of Designations”), which contains therein a beneficial ownership limitation or blocker provision that precludes any Holder from exercising the conversion rights of the Series X Preferred Stock if, as a result of such conversion, the Holder and its affiliates would result in beneficial ownership of more than 4.9% of the Company’s then-outstanding shares of Common Stock;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(d)	“Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contract or otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

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(e)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(f)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(g)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(h)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(i)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(j)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(k)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(l)	“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(m)	“Transactions” means the purchase and sale of the Series X Preferred Stock and the other transactions contemplated under the Transaction Documents.

(n)	“Transaction Documents” means this Agreement and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

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Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement and as set forth below, at the Closing (as defined below) the Company shall issue and sell to Buyer two hundred and fifty (250) shares of the Company’s Series X Convertible Preferred Stock (“Series X Preferred Stock”), each share of which is initially convertible into one thousand (1,000) shares of the Company’s Common Stock, subject to customary adjustments (subject to the provisions of Section 2.04, the “Shares”) in return for the issuance by the Buyer to 27 Health of 12,500,000 shares of common stock, par value $0.0001 per share, of the Buyer (the “NutraLife Shares”).

Section 2.02 Deliverables at Closing. At the Closing (as defined below):

(a)	the Buyer shall issue to 27 Health the NutraLife Shares via book entry in the books and records of NutraLife and shall provide reasonable evidence thereof to the Company; and

(b)	the Company shall issue to Buyer the Shares via book entry in the books and records of the Company and shall provide reasonable evidence thereof to the Buyer.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the “Closing”) shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile of closing documents, on the Closing Date and effective as of 11:59 p.m. Eastern time on the Closing Date.

Section 2.04 Adjustments to Shares.

(a)	In the event that, on the first Business Day following the 180-day anniversary of the Closing Date (the “First Adjustment Date”), the Share Price (as defined below) is less than $4.00 (subject to adjustment as set forth in the “Base Share Value”), the Company shall issue to NutraLife, for no additional consideration payable by NutraLife, a number of shares of Common Stock equal to (1) (i) $1,000,000, divided by (ii) the Share Price as of the First Adjustment Date, rounded to the nearest whole share, minus (2) 250,000 (the “First Adjustment Shares”). By way of example and not limitation, in the event that as of the First Adjustment Date the Share Price is $3.00, the Company shall issue to NutraLife 83,333 additional shares of Common Stock ($1,000,000 divided by $3.00, less 250,000).

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(b)	In the event that, on the first Business Day following the one-year anniversary of the Closing Date (the “Second Adjustment Date”), the Share Price is less than the Base Share Value, the Company shall issue to NutraLife, for no additional consideration payable by NutraLife, an additional number of shares of Common Stock equal to (1) (i) $1,000,000, divided by (ii) the Share Price as of the Second Adjustment Date, rounded to the nearest whole share, minus (2) 250,000, minus (3) any number of First Adjustment Shares issued to NutraLife pursuant to Section 2.04(a) (the “Second Adjustment Shares”). By way of example and not limitation, in the event that as of the Second Adjustment Date the Share Price is $2.00 and the Company had issued to NutraLife 83,333 First Adjustment Shares pursuant to Section 2.04(a), the Company shall issue to NutraLife 166,667 additional shares of Common Stock ($1,000,000 divided by $2.00, less 250,000, less 83,333).

(c)	The term “Shares” as used herein refers to shares of Company’s Common Stock, with respect to Share Price, and shares of Series X Preferred Stock, with respect to the shares issuable to Buyer under this Agreement, and shall include the First Adjustment Shares and the Second Adjustment Shares if and when issued.

(d)	For purposes herein, the term “Share Price” shall mean the average VWAP of the Company’s Common Stock for the ten (10) Trading Day period (as defined below) prior to any date for determination of the Share Price. For purposes herein, “VWAP” means, for shares of the Company’s Common Stock as of any date, the first of the following which shall apply:

(i)	the dollar volume-weighted average price for such shares of Common Stock on the OTC Markets or a United States national securities exchange which is the principal market on which such shares of Common Stock are then traded (as applicable, the “Trading Market”) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such shares of Common Stock in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P.;

(ii)	if no dollar volume-weighted average price is reported for such shares of Common Stock by Bloomberg L.P. for such hours as set forth in Section 2.04(d)(i), the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such shares of Common Stock as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); and

(iii)	if the VWAP cannot be calculated for such shares of Common Stock on such date on bases as set forth in Section 2.04(d)(i) or Section 2.04(d)(ii), the VWAP of such shares of Common Stock on such date shall be the fair market value of such shares of Common Stock as mutually determined in good faith by the Board of Directors of the Company and the Board of Directors of the Buyer after taking into consideration factors they may each deem appropriate, and provided that if the Company and the Board of Directors of the Buyer cannot so agree then such dispute shall be settled in accordance with the provisions for resolutions of disputes as set forth in the Agreement.

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(e)	All such determinations of the VWAP as set forth in Section 2.04(d)(i) or Section 2.04(d)(ii) shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(f)	For purposes herein, “Trading Day” means any day on which the Common Stock (or any replacement security pursuant to Section 2.04(g)) is traded on the Trading Market or is otherwise reported on “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization or agency succeeding to its functions of reporting prices.

(g)	If, at any time prior to First Adjustment Date or the Second Adjustment Date, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Buyer shall thereafter have the right to receive at the First Adjustment Date or the or the Second Adjustment Date, as applicable, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock pursuant to Section 2.04(a) and Section 2.04(b), such replacement stock, securities or assets, with equitable adjustments being made thereto with respect to the Share Price, as determined by the Company and the Buyer.

(h)	The Base Share Value, as the same may have already been adjusted, shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Closing Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Closing Date in which each share of Common Stock is converted into two shares of Common Stock, the Base Share Value shall be reduced by 50%, and in the event of a reverse split of the Common Stock following the Closing Date in which each two shares of Common Stock are converted into one share of Common Stock, the Base Share Value shall be increased by 100%.

Article III. REPRESENTATIONS AND WARRANTIES OF COMPANY PARTIES

The Company Parties, jointly and severally, represent and warrant to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date, as of the First Adjustment Date and as of the Second Adjustment Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. 27 Health is a corporation duly authorized and in good standing in the State of Delaware and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by each Company Party of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of each Company Party. The Transaction Documents to which each Company Party is a party have been duly and validly executed and delivered by such Company Party. Each Transaction Document to which such Company Party is a party constitutes the valid and legally binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

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Section 3.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by either Company Party of this Agreement or any other Transaction Document to which such Company Party is a party.

(b)	The execution, delivery and performance by each Company Party of the Transaction Documents to which either Company Party is a party, and the consummation by the Company Parties of the Transactions, do not (i) violate or conflict with any Law or Order to which either Company Party or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which either Company Party is a party or to which either Company Party or any of the Shares are subject or by which the either Company Party’s properties, assets or rights are bound or (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of either Company Party or on any of the Shares.

Section 3.03 Investment Representations.

(a)	Each Company Party understands and agrees that the consummation of this Agreement including the delivery of the NutraLife Shares to 27 Health as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the NutraLife Shares are being acquired for the Company’s and 27 Health’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Each Company Party is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Each Company Party understands that the NutraLife Shares are being offered and sold to the Company and 27 Health in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that Buyer is relying upon the truth and accuracy of, and each Company Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company Parties set forth herein in order to determine the availability of such exemptions and the eligibility of the Company and 27 Health to acquire the NutraLife Shares.

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(d)	Each Company Party and their respective advisors, if any, have been furnished with all materials relating to the business, finances and operations of Buyer and materials relating to the offer and sale of the NutraLife Shares which have been requested by either Company Party or their respective advisors. The Company Parties and their respective advisors, if any, have been afforded the opportunity to ask questions of the Buyer. The Company Parties understand that their investment in the NutraLife Shares involves a significant degree of risk.

(e)	At no time was either Company Party presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Neither Company Party is purchasing the NutraLife Shares acquired by 27 Health hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the NutraLife Shares acquired hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	The Company Parties are acquiring the NutraLife Shares for their own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the NutraLife Shares. Further, neither Company Party has any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the NutraLife Shares.

(g)	Each Company Party understands that (i) the sale or re-sale of the NutraLife Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the NutraLife Shares may not be transferred unless (1) the NutraLife Shares are sold pursuant to an effective registration statement under the Securities Act, (2) the Company Parties shall have delivered to Buyer, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the NutraLife Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Buyer, (3) the NutraLife Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Company who agrees to sell or otherwise transfer the NutraLife Shares only in accordance with this Section and who is an Accredited Investor, (4) the NutraLife Shares are sold pursuant to Rule 144, (5) the NutraLife Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), or (6) the NutraLife Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and the Company shall have delivered to Buyer, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Buyer; (ii) any sale of such NutraLife Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such NutraLife Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither Buyer nor any other person is under any obligation to register such NutraLife Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

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(h)	Each Company Party understands that no public market now exists for the NutraLife Shares, and that Buyer has made no assurances that a public market will ever exist for the NutraLife Shares.

(i)	Each Company Party, either alone or together with its respective representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the NutraLife Shares, and has so evaluated the merits and risks of such investment. Each Company Party is able to bear the economic risk of an investment in the NutraLife Shares and, at the present time, is able to afford a complete loss of such investment.

(j)	Each Company Party understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the NutraLife Shares or the suitability of the investment in the NutraLife Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(k)	Any legend required by the securities laws of any state to the extent such laws are applicable to the NutraLife Shares represented by the certificate so legended shall be included on any certificates representing the NutraLife Shares. Each Company Party also understands that the NutraLife Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 3.04 Brokers. Neither Company Party has engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transactions.

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Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company Parties that the following statements contained in this Article IV are true and correct as of the Closing Date, as of the First Adjustment Date and as of the Second Adjustment Date:

Section 4.01 Authorization of Transactions. Buyer is corporation, duly authorized and in good standing in the State of Florida and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not (i) violate any Laws or Orders to which Buyer is subject or (ii) violate, breach or conflict with any provision of Buyer’s organizational documents.

Section 4.03 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer is an Accredited Investor.

(c)	Buyer understands that the Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(d)	Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer understands that its investment in the Shares involves a significant degree of risk.

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(e)	At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Shares acquired by Buyer hereunder as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Shares acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)	Buyer is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Shares. Further, Buyer does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

(g)	Buyer understands that (i) the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be transferred unless (1) the Shares are sold pursuant to an effective registration statement under the Securities Act, (2) Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (3) the Shares are sold or transferred to an “affiliate” (as defined in Rule 144) of Buyer who agrees to sell or otherwise transfer the Shares only in accordance with this Section and who is an Accredited Investor, (4) the Shares are sold pursuant to Rule 144, (5) the Shares are sold pursuant to Regulation S, or (6) the Shares are sold pursuant to the exemption from registration afforded under Section 4(a)(1) or Section 4(a)(7) of the Securities Act, and Buyer shall have delivered to the Company, at the cost of Buyer, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(h)	Buyer understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(i)	Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

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(j)	Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

(k)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended shall be included on any certificates representing the Shares. Buyer also understands that the Shares may bear the following or a substantially similar legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE NOT SET FORTH HEREIN.

Section 4.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. INDEMNIFICATION

Section 5.01 General Indemnification.

(a)	Buyer agrees to indemnify, defend and hold harmless the Company Parties and their respective Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, a “Company Indemnified Party”), from and against any and all Losses incurred or suffered by any Company Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of Buyer herein or breach by Buyer of, or any failure of Buyer to perform, any of the covenants, agreements or obligations of Buyer contained in or made pursuant to this Agreement of the other Transaction Documents by Buyer.

(b)	The Company parties, jointly and severally, agree to indemnify, defend and hold harmless the Buyer and its Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, a “NutraLife Indemnified Party”), from and against any and all Losses incurred or suffered by any NutraLife Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of any Company Party herein or breach by any Company Party of, or any failure of any Company Party to perform, any of the covenants, agreements or obligations either Company Party contained in or made pursuant to this Agreement of the other Transaction Documents by either Company Party or both Company Parties.

(c)	The person or entity claiming any indemnification hereunder is referred to herein as the “Indemnified Party” and the entity from which indemnification hereunder is sought is referred to herein as the “Indemnifying Party”.

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Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement or the other Transaction Documents, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement or the other Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. MISCELLANEOUS

Section 6.01 Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Parties. Subject to the forgoing, notices shall be sent as follows:

If to NutraLife:

NutraLife Biosciences, Inc.

Attn: Edgar Ward

6601 Lyons Road, Suite L-6

Coconut Creek, FL 33073

Email: edgar@nutralifebiosciences.com

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With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

If to any Company Party, to:

Lord Global Corporation

Attn: Joseph Frontiere

318 N Carson St.

Suite 208

Carson City, NV 89701

Email: jfrontiere@gmail.com

With a copy, which shall not constitute notice, to:

The Lonergan Law Firm, PLLC

Attn: Lawrence R. Lonergan, Esq.

96 Park Street

Montclair, NJ 07042

Email: llonergan@wlesq.com

Section 6.02 Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

Section 6.03 Survival. The provisions of Article V and Article VI of this Agreement, and such additional provisions as required to give effect thereto, shall survive any termination or expiration hereof, and provided that no expiration or termination of this Agreement shall excuse a Party for any liability for obligations arising prior to such expiration or termination.

Section 6.04 Binding Effect; Assignment. This Agreement shall be binding upon the Parties, their heirs, administrators, successors and assigns. Except as otherwise provided in this Agreement, no Party may otherwise assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other Parties. Any assignment or delegation of duties in violation of this provision shall be null and void.

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Section 6.05 Amendment. Other than as specifically set forth herein, no amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

Section 6.06 Further Assurances. Following the Closing Date each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated herein.

Section 6.07 No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

Section 6.08 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

Section 6.09 Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

Section 6.10 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.11 Enforcement of the Agreement; Jurisdiction; No Jury Trial.

(a)	Subject to Section 6.10 and Section 6.12, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment or arbitral award or resolution in respect of this Agreement, shall be brought and determined exclusively in the courts of the State of Florida located in Broward County, Florida or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such action or proceeding, in the United States District Court sitting in Broward County, Florida (the “Selected Courts”). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Selected Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Selected Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts for any reason other than the failure to serve in accordance with this Section 6.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by the Selected Courts.

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(b)	EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.12 Arbitration. Other than as set forth in Section 6.10, any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved by arbitration in Coconut Creek, Florida pursuant to then-prevailing rules of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, with one arbitrator selected by Buyer, one selected by the Company Parties jointly, and the third arbitrator selected by the two arbitrators so selected by the Parties. The arbitrators shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed all Parties that the arbitrators’ decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrators may be entered in the Selected Courts. Each Party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared provided that, if in the opinion of the arbitrators any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrators may assess all or part of the expenses of any other Party (including reasonable attorneys’ fees) and of the arbitrators as the arbitrators deem appropriate. The arbitrators may not award any Party punitive or consequential damages.

Section 6.13 Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

Section 6.14 Severability; Expenses. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement.

Section 6.15 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein, including, without limitation, in Article V.

Section 6.16 Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

NutraLife Biosciences, Inc.

By:	/s/ Edgar Ward
Name:	Edgar Ward
Title:	Chief Executive Officer

Lord Global Corporation

By:	/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer

27 Health, Inc.

By:	/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Chief Executive Officer

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Exhibit A

Certificate of Designations, Preferences and Rights of Series X Convertible Preferred Stock

(Attached)